SCHEDULE A

Advisory Fees

As compensation pursuant to Paragraphs 1 and 7 of the Investment Advisory Agreement for services rendered pursuant to such Agreement, the Funds shall pay to the Adviser a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

Effective March, 26, 2010

Fund                                                                                                Advisory Fee

PineBridge US Micro Cap Growth Fund                                        1.20%

Effective April 20, 2010

Fund                                                                                                Advisory Fee

PineBridge US Small Cap Growth Fund                                         0.90%

Effective August 31, 2011

Fund                                                                                                Advisory Fee

PineBridge US 25 Equity Fund                                                        0.63%

Effective December 30, 2011

Fund                                                                                                Advisory Fee
PineBridge Merger Arbitrage Fund                                                0.94%

Original Date:                                March 26, 2010
Amended as of:                            April 20, 2010, August 31, 2011 and December 30, 2011